EXHIBIT 10.1

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the “Agreement”) effective as of the 9th day of October, 2008 (the “Effective Date”), is made and entered into by and between Vault Technology, Inc., a Nevada corporation, Tekaz Mining Corp, a British Columbia corporation, and 101117559 Saskatchewan Ltd, a Saskatchewan corporation, (collectively, the “Vault Entities”); and Caelum Finance Ltd., a British Columbia corporation and Curt White, an individual (collectively, the “Caelum Parties”).

W I T N E S S E T H:

WHEREAS, the parties believe it is in their best interests to terminate all existing relationships between the parties and settle all outstanding debts between the Vault Entities and the Caelum Entities; and

WHEREAS, the parties desire to set forth the terms and conditions of the termination of relationships, the transfer of rights and interests, the release and assumption of liabilities, and the waiver and release of claims.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Termination of Existing Agreements.  Vault Entities and Caelum Parties hereby agree that except for the agreements made herein, any and all existing agreements, contracts or understandings, debts or liabilities, whether written or oral, by and between Vault Entities and Caelum Parties (collectively the “Existing Agreements”) are hereby terminated (without penalty or damages to any party) and shall be of no further force and effect. Vault Entities and Caelum Parties agree that no amounts shall be payable to Caelum Parties pursuant to the Existing Agreements and that any and all amounts due and payable by Caelum Parties to Vault Entities shall be extinguished and completely released.

2. Release.

2.1. Release by Caelum Parties.  Except as provided in this Agreement, and conditioned on the full and faithful performance of all obligations of Vault Entities herein, Caelum Parties, on behalf of such parties representatives, successors, assigns, affiliates, agents, employees and attorneys, hereby knowingly and voluntarily releases, acquits and forever discharges Vault Entities and its respective heirs, representatives, shareholders, officers, directors, investors, successors, assigns, affiliates, agents, employees and relatives, from any and all actions, causes of action, claims, suits, demands, rights, damages, costs, invoices, expenses (including but not limited to attorneys’ fees), accounts, judgments, executions, debts, obligations, rights of contribution and indemnification, and any and all other liabilities of any kind or nature whatsoever, either in law or in equity, whether matured or unmatured, and whether known or unknown, from the beginning of time up to and including the Effective Date.

2.2. It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement.  It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made.  Caelum Parties voluntarily, intentionally and expressly waive the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction.  Specifically, that Section 1542 specifies as follow:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

2.3. Release by Vault Entities.  Vault Entities, on behalf of Vault Entities and on behalf of his heirs, representatives, successors, assigns, affiliates, agents, employees and relatives, hereby knowingly and voluntarily release, acquit and forever discharge Caelum Parties and such parties’ representatives, shareholders, officers, directors, investors successors, assigns, affiliates, agents, employees and attorneys, from any and all actions, causes of action, claims, suits, demands, rights, damages, costs, invoices, expenses (including but not limited to attorneys’ fees), accounts, judgments, executions, debts, obligations, rights of contribution and indemnification, and any and all other liabilities of any kind or nature whatsoever, either in law or in equity, whether matured or unmatured, and whether known or unknown, from the beginning of time up to and including the Effective Date.

2.4. It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement.  It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made.  Vault Entities voluntarily, intentionally and expressly waive the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction.  Specifically, that Section 1542 specifies as follow:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

3. Consideration.

3.1. Consideration from Vault Entities.

3.1.1. Vault Entities shall transfer all rights, title and interest to the Wollaston East Claims MPP 1253 and MPP 1255 described in Schedule “A” attached hereto (“Property”) to Caelum Finance Ltd., as full and complete consideration of all of the releases, rights and obligations under this Agreement and as payment in full for that Loan Agreement, dated June 25, 2007, and Amendment No. 1 to Loan Agreement dated August 22, 2008.  The Vault Entities agrees to take all action necessary to transfer the Property to Caelum Finance Ltd.

3.2. Consideration from Caelum Parties.

3.2.1. Caelum Finance Ltd. hereby waives any and all rights, repayment, and claims under any loan or note made to Vault Technology, Inc. and/or Vault Entities, and specifically agrees that the Property shall be payment in full for that loan titled Loan Agreement, dated June 25, 2007, and Amendment No. 1 to Loan Agreement dated August 22, 2008, in the principal amount of two hundred twenty thousand dollars (CDN$220,000), further warranting and representing neither the note, nor any portion of it, has been assigned, hypothecated or otherwise transferred to any other individual or entity.

3.2.2. At the time of execution of this Agreement, Curt White shall deliver its entire ownership and interest in Vault Technology, Inc., including any and all shares of Vault Technology, Inc., a Nevada corporation.  Curt White represents it owns Two Million Two Hundred Fifty Thousand (2,250,000) shares, but hereby agrees to cancel any and all shares owned regardless of number. Curt White warrants and represents he has not at any time transferred any of these shares to any other person or entity except Vault Technology, Inc. Curt White hereby waives any and all rights, repayment, and claims under any loan or note made to Vault Technology, Inc. and/or Vault Entities, further warranting and representing neither the note, nor any portion of it, has been assigned, hypothecated or otherwise transferred to any other individual or entity.

4. Representations and Warranties.

4.1. Vault Entities represents and warrants that:

4.1.1. This Agreement has been duly authorized, executed and delivered by Vault Entities and constitutes a valid and legally binding obligation of Vault Entities; and

4.1.2. Except for the statements expressly set forth in this Agreement, Vault Entities is not relying on any verbal statement or representation in entering into this Agreement, and has not relied on any such statement or representation in executing this document or in making the agreements provided for herein.

4.2. Caelum Parties represent and warrant that:

4.2.1. This Agreement has been duly authorized, executed and delivered by such parties, respectively, and constitutes a valid and legally binding obligation upon such parties; and

4.2.2. Except for the statements expressly set forth in this Agreement, Caelum Parties are not relying on any verbal statement or representation in entering into this Agreement, and has not relied on any such statement or representation in executing this document or in making the agreements provided for herein.

4.3. The representations and warranties contained in this Section 4 shall survive execution and delivery of this Agreement.

5. Confidentiality and Non-Disclosure; Non-Disparagement.  The parties agree that except with regard to information that is otherwise public knowledge, was properly known to a party prior to receipt thereof from another party, was independently developed or as required by court order or law, the terms of this Agreement and the subject matter of this settlement will be kept strictly confidential and will not without the prior written consent of all of the parties hereto be disclosed to any third party in any manner whatsoever, in whole or in part.  Except if there is a breach of this Agreement, the parties agree that they will not make directly any negative or derogatory statement regarding any other party to any third parties, or imply any improper conduct on the part of any other party.

6. Choice of Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws (excluding conflict of law principles) of the State of Florida. With respect to any suit, action or proceeding brought by any party arising out of or relating to this Agreement, such party hereby irrevocably submits to the jurisdiction of the federal and state courts located in the County of Broward in the State of Florida and agrees that any proceeding will be resolved exclusively in the appropriate court located in the County of Broward, State of Florida.  Each of the parties reserves to that party the right to initiate and pursue any legal action necessary to enforce the terms of this Agreement.  In any such action, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable attorney’s fees and other costs incurred in connection with such action, in addition to all other recovery or relief.

7. Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and supersedes and terminates all prior agreements.  No party hereto shall have any right or obligation of any kind whatsoever under any other agreement.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

8. Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.  Facsimile signatures shall be deemed to constitute original signatures.

9. Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10. Headings.  Captions and headings are used herein for convenience only, and are not part of this Agreement, and shall not be used in construing it.

11. Assignment.  This Agreement and any rights or obligations arising hereunder are not assignable or delegable by any party hereto without the prior written consent of all of the other parties hereto.

12. Advice of Counsel.  Each of the parties hereto confirms that before executing this Agreement he or it had the actual benefit of legal counsel of such parties own selection and that such party executed this Agreement following consultation with such counsel.

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IN WITNESS WHEREOF, the signatories below warrant their authority to execute and hereto caused this Agreement to be duly executed and delivered, as of the date first above written.

Vault Entities Parties:
Vault Technology, Inc.:

By:	/s/ Nick Arroyo
Its:	Nick Arroyo President

Tekaz Mining Corp:

By:	/s/ Curt White
Its:	Curt White President

101117559 Saskatchewan Ltd:

By:	/s/ Randy White
Its:	Randy White President

Caelum Parties:
Caelum Finance Ltd.:

By:	/s/ Constantine Carmichael
Its:	Constantine Carmichael President

Curt White:

By:	/s/ Curt White
Curt White

SCHEDULE “A”

THE PROPERTY

	Mining
Permit No.	District	Location	Area (ha)	Map Sheet	Record Date
MPP 1253	Northern	Hydichuk Lake Area	41003	64-L-02	20/12/2006

MPP 1255	Northern	Hydichuk Lake Area	39584	64-L-02	20/12/2006